Exhibit 99.5

Offer to Exchange Up to 680,500 Shares of Common Stock
of
JACK IN THE BOX INC.
for
Shares of Western Sizzlin Corporation Common Stock
by
WESTERN SIZZLIN CORPORATION

at an Exchange Ratio of One Share of Jack in the Box Inc. Common Stock for
1.607 Shares of Western Sizzlin Corporation Common Stock

Pursuant to the Prospectus dated October 15, 2008

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
THURSDAY, NOVEMBER 13, 2008, UNLESS THE OFFER IS EXTENDED.

October 15, 2008

To Our Clients:

Enclosed for your consideration are the Prospectus, dated October 15, 2008 (the “Prospectus”), and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”) in connection with the offer by Western Sizzlin Corporation, a Delaware corporation (“Western”), to exchange up to 680,500 shares of common stock (the “Jack in the Box Shares”) of Jack in the Box Inc., a Delaware corporation (“Jack in the Box”), at an exchange ratio of one Jack in the Box Share for 1.607 shares of Western common stock, par value $0.01 per share (“Western Shares”).  We are the holder of record (directly or indirectly) of Jack in the Box Shares held for your account.  A tender of such Jack in the Box Shares can be made only by us as the holder of record and pursuant to your instructions.  The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Jack in the Box Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Jack in the Box Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is invited to the following:

1.	The consideration per Jack in the Box Share is 1.607 Western Shares.

2.	The Offer is being made for up to 680,500 Jack in the Box Shares.

3.	The Offer and withdrawal rights expire at 5:00 p.m., New York City time, on Thursday, November 13, 2008, unless the Offer is extended.

4.	The Offer is conditioned upon, among other things, the following:

1)
the registration statement of which the Prospectus is a part shall have become effective under the Securities Act of 1933, as amended, no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission and Western shall have received all necessary state securities law or “blue sky” authorizations; and

2)
Western’s stockholders shall have approved, as and to the extent required by the NASDAQ Stock Market LLC, the issuance of Western Shares pursuant to the Offer.  Western’s directors and executive officers collectively beneficially own or exercise voting power over the requisite number of shares to approve the issuance of Western Shares pursuant to the Offer.

5.
Upon the terms and subject to the conditions of the Offer, if more than 680,500 Jack in the Box Shares are validly tendered and not properly withdrawn prior to the expiration date (as defined in the Prospectus), the Jack in the Box Shares so tendered will be accepted for exchange on a pro rata basis, as described in the Prospectus.

6.
Any stock transfer taxes applicable to the sale of Jack in the Box Shares to Western pursuant to the Offer will be paid by Western, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Jack in the Box Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below.  An envelope to return your instructions to us is enclosed.  If you authorize tender of your Jack in the Box Shares, all such Jack in the Box Shares will be tendered unless otherwise specified on the instruction form.  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

The Offer is made solely by means of the Prospectus, the Letter of Transmittal and any supplements or amendments thereto.  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Jack in the Box Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Issuance of the Western Shares and payment of any cash payable in lieu of fractional Western Shares pursuant to the Offer will in all cases be made only after timely receipt by Continental Stock Transfer & Trust Company (the “Exchange Agent”) of (a) certificates representing the Jack in the Box Shares tendered or timely confirmation of the book-entry transfer of such Jack in the Box Shares into the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in the Prospectus under the caption “The Offer – Procedure for Tendering,” (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent’s message (as defined in the Prospectus) in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal.  Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for Jack in the Box Shares or confirmations of book-entry transfer of such Jack in the Box Shares into the Exchange Agent’s account at the Book-Entry Transfer Facility are actually received by the Exchange Agent.  UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR THE JACK IN THE BOX SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

Instruction Form with Respect to the
Offer to Exchange Up to 680,500 Shares of Common Stock
of
Jack in the Box Inc.
for
Shares of Western Sizzlin Corporation Common Stock
by
Western Sizzlin Corporation

at an Exchange Ratio of One Share of Jack in the Box Inc. Common Stock for
1.607 Shares of Western Sizzlin Corporation Common Stock

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated October 15, 2008, and the related Letter of Transmittal, in connection with the offer by Western Sizzlin Corporation to exchange up to 680,500 shares of common stock (the “Jack in the Box Shares”) of Jack in the Box Inc. (“Jack in the Box”) at an exchange ratio of one Jack in the Box Share for 1.607 shares of Western Sizzlin Corporation common stock, par value $0.01 per share.

This will instruct you to tender the number of Jack in the Box Shares indicated below (or if no number is indicated below, all Jack in the Box Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

Number of Jack in the Box Shares* to be Tendered: ____________________________________________________________
*Unless otherwise indicated, it will be assumed that all Jack in the Box Shares held by us for your account are to be tendered.

Signature(s):

Please Type or Print Name(s)

                                                Please Type or Print Address(es)                            (Zip Code)

Area Code and Telephone Number(s)

Taxpayer Identification or Social Security Number(s)

Dated:____________________________________

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT OR WESTERN.